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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(6)	Amount Previously Paid:
	(7)	Form, Schedule or Registration Statement No.:
	(8)	Filing Party:
	(9)	Date Filed:

April 18, 2003

Dear Stockholder:

        On behalf of Digital River, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Monday, May 19, 2003, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. At the meeting, stockholders will be asked:

  1.
  To elect two directors to hold office until the 2006 Annual Meeting of Stockholders;

  2.
  To increase the number of shares available under the Company's 1998 Stock Option Plan from 3,983,333 shares to 5,983,333;

  3.
  To increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 600,000 shares to 1,200,000 shares;

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying Notice and Proxy Statement describes these proposals in detail.

        The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

        We appreciate your interest in the Company.

Very truly yours,
/s/ JOEL A. RONNING JOEL A. RONNING CHIEF EXECUTIVE OFFICER

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2003

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Monday, May 19, 2003 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect two directors to hold office until the 2006 Annual Meeting of Stockholders;

  2.
  To increase the number of shares available under the Company's 1998 Stock Option Plan from 3,983,333 shares to 5,983,333;

  3.
  To increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 600,000 shares to 1,200,000 shares;

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ CARTER D. HICKS CARTER D. HICKS SECRETARY

Eden Prairie, Minnesota
April 18, 2003

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO NOT RETURN THE ENCLOSED PROXY, YOU MAY VOTE YOUR SHARES ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 19, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, May 19, 2003, at 3:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about April 18, 2003, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of common stock at the close of business on March 21, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 2003, the Company had outstanding and entitled to vote 27,651,924 shares of common stock.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of the Stockholder

        Stockholders of record may grant a proxy to vote shares of Company common stock by using a touch-tone telephone to call 1-800-240-6326 or via the Internet by accessing the website http://www.eproxy.com/driv. You will be required to enter the company number, a seven-digit control number (these numbers are located on the proxy card) and the last four digits of your social security number or tax identification number. If voting via the Internet, you will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired. Votes submitted by telephone or via the Internet must be received by 12:00 noon, Eastern Daylight Time, on Friday, May 16, 2003. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Brokerage Firm or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. Votes submitted via the Internet must be received by 12:00 noon, Eastern Daylight Time, on Monday, May 19, 2003. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. A beneficial owner who wishes to vote at the meeting must have an appropriate proxy from his or her broker or bank appointing that beneficial owner as attorney in fact for purposes of voting the beneficially held shares at the meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is December 20, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must have given written notice delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 9, 2004 nor earlier than the close of business on January 20, 2004. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.

        The Board of Directors presently has seven members and one vacancy. There are three directors in the class whose term of office expires in 2003, of whom the Board has nominated William Lansing and Frederic Seegal to stand for re-election. These nominees are currently directors of the Company who were previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each of the nominees has agreed to serve if elected, and management has no reason to believe that either of the nominees will be unable to serve.

        The following is a brief biography of each nominee and each director whose term of office as a director will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

WILLIAM LANSING

        Mr. Lansing has served as a director of the Company since November 1998. Mr. Lansing is currently a general partner at General Atlantic Partners. Mr. Lansing served as Chief Executive Officer at NBCi from April 2000 to August 2001. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy Services Company. From September 1986 to December 1995, Mr. Lansing was employed by McKinsey & Co. where he led the firm's Internet practice. Mr. Lansing serves as a director of EXE Technologies, Inc. and Net Perceptions, Inc.

FREDERIC SEEGAL

        Mr. Seegal has served as a director of the Company since June 2000. Since September 2002, Mr. Seegal has been a Managing Executive of Stephens Financial Group. From 1994 to 2001, Mr. Seegal served as President of Dresdner Kleinwort Wasserstein, Inc. and its predecessors. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

JOEL A. RONNING

        Mr. Ronning founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. In February 2001, Mr. Ronning was elected to the Office of the President. From February 1994 to July 1998, Mr. Ronning was also President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products. From May 1995 to July 1998, Mr. Ronning served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared. Mr. Ronning founded MacUSA, Inc., formerly a wholly-owned subsidiary of Tech Squared, and served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc.

PERRY W. STEINER

        Mr. Steiner has served as a director of the Company since April 1998 and served as President of the Company from July 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Managing Director of Arlington Capital Partners, a private equity fund. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc. and as Vice President of Wasserstein Perella Ventures, Inc. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

J. PAUL THORIN

        Mr. Thorin has served as a director of the Company since June 1996. Since September 2000, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc., a wireless technology company. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc., a developer of artificial intelligence technologies. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited and from June 1997 to July 2000 as its Vice President and General Counsel.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

THOMAS F. MADISON

        Mr. Madison has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc., a communications and systems integration company. Since August 1999, Mr. Madison has served as Chairman of AetherWorks, Inc., a provider of Internet telephony and data networking solutions for the telecommunications industry. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison serves as a director of Valmont Industries Inc., ACI Telecentrics, Delaware Group of Funds, Center Point Energy and Rimage Corporation.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002, the Board of Directors held six meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee of the Board of Directors of the Company oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The

Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Audit Committee is composed of three non-employee directors: Messrs. Madison, Steiner and Thorin. It met three times during the last fiscal year. All members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards). The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter is attached as Appendix A to these proxy materials.

        The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; and administers the Company's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. It met once during the last fiscal year. A copy of the Compensation Committee Charter is attached as Appendix B to these proxy materials.

        During the fiscal year ended December 31, 2002, each director attended at least 75% of the total meetings of the Board and of the committees on which they served and which were held during the period they were a director or Committee member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

        The Audit Committee oversees the Company's corporate accounting and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities with respect to the Company's corporate accounting and financial reporting, process, the Audit Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP such auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2002 for filing with the SEC.

AUDIT COMMITTEE

Thomas F. Madison, Chairman
Perry W. Steiner
J. Paul Thorin

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934 (the "1934 Exchange Act").

PROPOSAL 2

INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER
THE COMPANY'S 1998 STOCK OPTION PLAN

        In August 1998, the Board adopted, and the stockholders subsequently approved, the Company's 1998 Stock Option Plan (the "1998 Stock Option Plan"). There are 3,983,333 shares of common stock reserved for issuance under the 1998 Stock Option Plan. As of March 21, 2003, options (net of cancelled or expired options) covering an aggregate of 3,825,378 shares of the Company's common stock had been granted under the 1998 Stock Option Plan. Only 157,955 shares of common stock (plus any shares that might in the future be returned to the 1998 Stock Option Plan as a result of cancellations or expirations of options) remained available for future grants under the 1998 Stock Option Plan.

        In February 2003, the Board amended the 1998 Stock Option Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 1998 Stock Option Plan from a total of 3,983,333 shares to a total of 5,983,333 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board and the Compensation Committee.

        In August 1999, the Board adopted the Company's 1999 Stock Option Plan (the "1999 Stock Option Plan"), which provided for grants of nonstatutory stock options to employees and consultants of the Company. Stockholder approval of the 1999 Stock Option Plan and amendments to date have not been required. In February 2001, the Board amended the plan to allow the Board and the Compensation Committee to grant options under the plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under such plan. An aggregate of 1,300,000 shares of common stock were initially reserved for issuance under the plan. The Board has amended the 1999 Stock Option Plan from time to time to increase this share reserve and, as of March 21, 2003, the number of shares of common stock reserved for issuance is 8,450,000.

        Stockholders are requested in this Proposal 2 to approve the increase of shares available under the 1998 Stock Option Plan from 3,983,333 shares to 5,983,333 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of authorized shares under the 1998 Stock Option Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

        The essential features of the 1998 Stock Option Plan are outlined below:

GENERAL

        The 1998 Stock Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1998 Stock Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1998 Stock Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

        The Board adopted the 1998 Stock Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to improve individual performance, to attract and retain the services of persons with experience and ability, and to associate the interests of such persons with those of the Company's stockholders. Employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1998 Stock Option Plan.

ADMINISTRATION

        The Board or a committee of the Board administers the 1998 Stock Option Plan. Subject to the provisions of the 1998 Stock Option Plan, the Board has the power to construe and interpret the 1998 Stock Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

        The Board has the power to delegate administration of the 1998 Stock Option Plan to a committee composed of two or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two and/or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the 1998 Stock Option Plan to the Compensation Committee. As used herein with respect to the 1998 Stock Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) require that the directors who serve as members of the committee must be "outside directors." The 1998 Stock Option Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension option plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

        In addition to the authority to delegate described above, the Board, or a committee to which the Board has delegated the administration of the 1998 Stock Option Plan, may delegate to a committee composed of one or more members of the Board who are not outside directors in accordance with Section 162(m) the authority to grant options to eligible recipients other than the Chief Executive Officer of the Company and the four other most highly compensated officers of the Company or persons with respect to whom the Company wishes to comply with Section 162(m). The Board, or a committee to whom the Board has delegated administration of the 1998 Stock Option Plan, may also delegate to a committee composed of one or more members of the Board who are not non-employee directors in accordance with Rule 16b-3 of the Exchange Act the authority to grant options to eligible recipients who are not then subject to Section 16 of the Exchange Act.

ELIGIBILITY

        Incentive stock options may be granted under the 1998 Stock Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 1998 Stock Option Plan.

        No incentive stock option may be granted under the 1998 Stock Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1998 Stock Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No employee may be granted options under the 1998 Stock Option Plan exercisable for more than 500,000 shares of common stock during any calendar year (the "Section 162(m) Limitation").

STOCK SUBJECT TO THE 1998 STOCK OPTION PLAN

        An aggregate of 3,983,333 shares of common stock is currently reserved for issuance under the 1998 Stock Option Plan. If options granted under the 1998 Stock Option Plan expire or otherwise terminate for any reason without being exercised in full, the shares of common stock not acquired pursuant to such options again become available for issuance under the 1998 Stock Option Plan.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the 1998 Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT

        The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options shall be determined by the Board and may be less than the fair market value of the stock subject to the option on the date of grant. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information."

        The exercise price of options granted under the 1998 Stock Option Plan must be paid either in cash at the time the option is exercised or, if specified in the option agreement, by delivery of other shares of common stock of the Company (which have been held for at least six months) or by a combination of cash and shares of common stock.

OPTION EXERCISE

        Options granted under the 1998 Stock Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board at the time of grant. Shares of common stock covered by currently outstanding options under the 1998 Stock Option Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested during the optionholder's employment by, or service as a director or consultant for, the Company or an affiliate (collectively, "service"). Shares of common stock covered by options granted in the future under the 1998 Stock Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise or by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder.

TERM

        The maximum term of options granted under the 1998 Stock Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term of incentive stock options is five years. Vested options under the 1998 Stock Option Plan generally terminate at the time specified in the option agreement following termination of the optionholder's service, which may not exceed (a) three months if such termination is for any reason other than death, permanent and total disability (as defined in the Code) or "for cause" (as defined in the 1998 Stock Option Plan) or (b) one year if such termination is due to death or permanent and total disability. If no time for termination is specified in the option agreement, then vested options shall automatically terminate (a) 90 days following the optionholder's termination of service if such termination is for any reason other than "for cause," death or permanent and total disability, (b) six months following the optionholder's death, or (c) 30 days following the optionholder's termination due to disability. In addition, vested options shall terminate immediately upon an optionholder's termination of service "for cause." In the case of an optionholder's death, an option may be exercised by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

RESTRICTIONS ON TRANSFER

        The optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder or the optionholder's guardian or legal representative may exercise an option.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, may change the class and number of shares of common stock subject to the 1998 Stock Option Plan and outstanding options. In that event, the 1998 Stock Option Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 1998 Stock Option Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

        The 1998 Stock Option Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of common stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, ("change in control"), then any surviving corporation shall either assume options outstanding under the 1998 Stock Option Plan or substitute similar options for those outstanding under the 1998 Stock Option Plan (including an award to acquire the same consideration paid to stockholders in the change in control). If any surviving corporation refuses to assume options outstanding under the 1998 Stock Option Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated in full and the options shall terminate if not exercised prior to such change in control. In the event of an acquisition in which at least 50% of the Company's voting power is transferred, then, with respect to optionholders whose Service has not terminated, the vesting and exercisability of the options will be accelerated in full. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 1998 Stock Option Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1998 Stock Option Plan will terminate on June 9, 2008.

        The Board may also amend the 1998 Stock Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1998 Stock Option Plan to satisfy the requirements of Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the 1998 Stock Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1998 Stock Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20%. Even lower rates may apply on the sale of property acquired after December 31, 2000 and held more than five years. The maximum ordinary income rate and short-term capital gains rate is effectively 38.6%. Slightly different rules than described below may apply to optionholders who acquire stock subject to certain repurchase options.

INCENTIVE STOCK OPTIONS

        Incentive stock options under the 1998 Stock Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

        If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on the disposition of such stock will be a long-term capital gain or loss.

        Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS

        Nonstatutory stock options granted under the 1998 Stock Option Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

        Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the material terms of the option are approved by stockholders.

PROPOSAL 3

INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 2000 EMPLOYEE STOCK
PURCHASE PLAN

        In March 2000, the Board adopted, and the stockholders subsequently approved, the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). There are 600,000 shares of common stock reserved for issuance under the Purchase Plan. As of March 21, 2003, an aggregate of approximately 397,810 shares of the Company's common stock had been issued under the Purchase Plan. Only 202,190 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grants under the Purchase Plan.

        In February 2003, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan from a total of 600,000 shares to a total of 1,200,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board and the Compensation Committee.

        Stockholders are requested in this Proposal 3 to approve the increase of shares available under the Purchase Plan from 600,000 shares to 1,200,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of authorized shares under the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

        The essential features of the Purchase Plan are outlined below:

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions in order to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Company. All employees of the Company who are regularly scheduled to work at least 20 hours per week and at least 5 months per year are eligible to participate in the Purchase Plan.

        The rights to purchase common stock that will be granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

        The Board administers the Purchase Plan and has the final authority to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the authority, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical) and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

        The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as the Board itself.

OFFERINGS

        The Purchase Plan will be implemented by offerings of rights to purchase common stock to all eligible employees from time to time by the Board. The Purchase Plan permits offerings up to 27 months in duration. However, it is expected that each offering under the Purchase Plan will be six months in duration.

ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan unless otherwise specified in the offering.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options).

PARTICIPATION IN THE PLAN

        Eligible employees will enroll in the Purchase Plan by delivering to the Company, prior to the first day of an offering, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the offering, excluding bonuses and certain other forms of reimbursements and compensation, unless an offering specifies a smaller percentage. Under the terms of the current offering, eligible employees may elect to deduct up to 10% of such employees' compensation.

PURCHASE PRICE

        The purchase price per share at which shares of common stock will be sold in each offering under the Purchase Plan will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the offering or the purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares will be accumulated by payroll deductions during the course of each offering. At any time during an offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may increase or begin such payroll deductions after the beginning of the offering, only if the Board so provides, in the offering. All payroll deductions made for a participant will be credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Participants will not be permitted to make additional payments into such accounts.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, shares of common stock will automatically be purchased on behalf of the employee under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares will be exercised automatically at the end of the offering at the applicable price. In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan indicating that the participant is terminating his or her payroll deductions. Such withdrawal may be elected at any time up to 15 days prior to the end of the applicable offering.

        Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan will terminate immediately upon cessation of an employee's employment with the Company or an affiliate for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions less any accumulated deductions previously applied to the purchase of shares during such offering, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Purchase Plan at any time.

        The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan; (ii) modify the requirements relating to eligibility for participation in the Purchase Plan; or (iii) modify any other provision of the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange or under Section 423 of the Code.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution, liquidation, sale of all or substantially all of the assets, or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event. The acceleration of purchase rights in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

STOCK SUBJECT TO PURCHASE PLAN

        Prior to stockholder approval of this proposal, an aggregate of 600,000 shares of common stock is currently reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with options granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on payroll deductions withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

        If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. Any additional gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. Any additional gain or loss will be treated as capital gain or loss. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since June 13, 2002. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDITORS' FEES

        During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's 2002 interim financial statements were $111,000.

        During the fiscal year ended December 31, 2002, the aggregate fees billed by Arthur Andersen LLP for the review of the Company's 2002 interim financial were $8,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        During the fiscal year ended December 31, 2002, no fees were billed by Ernst & Young LLP or Arthur Andersen LLP for information technology consulting fees.

ALL OTHER FEES

        During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services other than those fees related to the audit of the Company's financial statements, such as non-financial statement accounting services, due diligence procedures associated with mergers, acquisitions and divestitures and tax advisory services, were $137,050.

        During the fiscal year ended December 31, 2002, the aggregate fees billed by Arthur Andersen LLP for professional services other than those fees related to the audit of the Company's financial statements, such as non-financial statement accounting services, due diligence procedures associated with mergers, acquisitions and divestitures and tax advisory services, were $196,695.

AUDITORS' INDEPENDENCE

        The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP and Arthur Andersen LLP were compatible with maintaining the auditors' independence.

        During the fiscal year ended December 31, 2002, none of the total hours expended on the Company's financial audit by Ernst & Young LLP and Arthur Andersen LLP were provided by persons other than Ernst & Young LLP's or Arthur Andersen LLP's full-time permanent employees, respectively.

CHANGE IN INDEPENDENT AUDITORS

        On June 13, 2002, the Board of Directors approved the appointment of Ernst & Young LLP as the Company's independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2002 in place of Arthur Andersen LLP. The decision to change independent auditors was based upon the recommendation and approval of the Audit Committee of the Board of Directors.

        In connection with the Company's audits for the fiscal years ended December 31, 2000 and 2001, and in the subsequent period before Arthur Andersen LLP's dismissal on June 13, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused Arthur Andersen LLP to report the disagreement if it had not been resolved to the satisfaction of Arthur Andersen LLP. Arthur Andersen LLP's reports on the financial statements for the previous two years did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen LLP's letter to the SEC stating its agreement with the statements in this paragraph is filed as an exhibit to the Company's Current Report on Form 8-K dated June 13, 2002.

        During the fiscal years ended December 31, 2000 and 2001 and any subsequent interim period before the Company's engagement of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 1, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Fujitsu Limited 1-1 Kamikodanaka 4-Chome Nakahara-Ku Kawasaki 211 Japan	1,645,333	6.0%
Joel A. Ronning(2)	2,295,894	8.0
Timothy C. Choate(3)	21,090	*
Carter D. Hicks(4)	35,841	*
Gary V. Howorka, PhD(5)	41,968	*
Jay A. Kerutis(6)	401,625	1.4
William J. Lansing(7)	120,199	*
Thomas F. Madison(8)	62,582	*
Frederic M. Seegal(9)	17,500	*
Perry W. Steiner(9)	10,000	*
Robert E. Strawman	11,473	*
J. Paul Thorin(10)	57,500	*
All directors and executive officers as a group (10 persons)(11)	3,075,672	10.5

*
Represents beneficial ownership of less than 1% of the outstanding shares of the Company's common stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Applicable percentages are based on 27,647,326 shares outstanding on March 1, 2003, adjusted as required by rules promulgated by the SEC.

(2)
Includes 918,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(3)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(4)
Includes 31,093 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(5)
Includes 41,790 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003

(6)
Includes 398,125 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(7)
Includes 74,999 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(8)
Includes 28,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(9)
Represents shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(10)
Includes 47,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

(11)
See footnotes number 2 through 10 above. Includes 1,588,507 shares issuable upon exercise of options exercisable within 60 days of March 1, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,999,514	(1)	$ 7.98	898,752	(2)
Equity compensation plans not approved by security holders(3)	4,108,376	(4)	$ 7.39	3,094,818	(5)

Total	6,107,890		$ 7.58	3,993,570

(1)
Includes the following:

•
1,945,907 shares of the Company's common stock to be issued upon exercise of outstanding stock options granted under the 1998 Stock Option Plan; and

•
53,607 shares of the Company's common stock to be issued under the 2000 Employee Stock Purchase Plan.

(2)
Includes the following:

•
642,955 shares of the Company's common stock available for issuance under the 1998 Stock Option Plan; and

•
255,797 shares of the Company's common stock available for issuance under the 2000 Employee Stock Purchase Plan.

(3)
The Company's 1999 Stock Option Plan, which was in effect as of December 31, 2002, was adopted by the Board in 1999 and provided for grants of nonstatutory stock options to employees and consultants of the Company. Stockholder approval of the 1999 Stock Option Plan and amendments thereto to date have not been required. In February 2001, the Board amended the plan to allow the Board and the Compensation Committee to grant options under the plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under such plan. An aggregate of 1,300,000 shares of common stock were initially reserved for issuance under the plan. The Board has amended the 1999 Stock Option Plan from time to time to increase this share reserve and, as of March 21, 2003, the number of shares of common stock reserved for issuance is 8,450,000. Certain other provisions of the 1999 Stock Option Plan are as follows:

•
Eligibility.  Subject to the limitations described above, nonstatutory stock options may be granted under the 1999 Stock Option Plan to employees (including officers), directors and consultants of the Company and its affiliates.

•
Terms of Options.  The exercise price for nonstatutory stock options available for grant under the 1999 Stock Option Plan shall be determined by the Board and may be less than the fair market value of our common stock subject to the option on the date of grant. Payment of the exercise price may be in the form of cash or, if specified in the option agreement, by delivery of other shares of common stock of the Company (which have been held for at least six months) or by a combination of cash and shares of common stock. The term of a nonstatutory stock option granted under the 1999 Stock Option Plan may not exceed ten years. Options under the 1999 Stock Option Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested or the optionholder's service to the Company has terminated. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder.

  •
  Adjustment Provisions.  The number of shares available for future grant and for outstanding but unexercised options are subject to adjustment for any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction.

  •
  Acceleration in Connection with a Change of Control.  The 1999 Stock Option Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of common stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, then any surviving corporation shall either assume options outstanding under the 1999 Stock Option Plan or substitute similar options for those outstanding under the 1999 Stock Option Plan (including an award to acquire the same consideration paid to stockholders in the change in control). If any surviving corporation refuses to assume options outstanding under the 1999 Stock Option Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated in full and the options shall terminate if not exercised prior to such change in control. In the event of an acquisition in which at least 50% of the Company's voting power is transferred, then, with respect to optionholders whose service has not terminated, the vesting and exercisability of the options will be accelerated in full. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

(4)
Includes 4,108,376 shares of the Company's common stock to be issued upon exercise of outstanding stock options granted under the 1999 Stock Option Plan.

(5)
Includes 3,094,818 shares of the Company's common stock available for issuance under the 1999 Stock Option Plan.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Prior to 2002, non-employee directors did not receive any cash compensation for their services as members of the Board of Directors, although they were reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. From time to time, certain non-employee directors of the Company have received discretionary grants of options to purchase shares of the Company's common stock.

        In 2002, non-employee directors received cash compensation of $1,000 for each regular Board meeting they attended. In addition, each non-employee director received an annual option grant to purchase 10,000 shares of the Company's common stock, vesting on a quarterly basis over a two-year period. Each chairman of the Audit, Compensation and Finance Committees received an additional option grant of 7,500, 5,000 and 5,000 shares, respectively, which will vest quarterly over a one-year period beginning on the one year anniversary of the grant date. The weighted average exercise price per share of these grants is $13.92 (based on the closing sale price on the Nasdaq National Market on the date of each grant). Non-employee directors exercised options to purchase 153,165 shares of common stock during 2002.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its other four most highly compensated executive officers at December 31, 2002, and one former executive officer who departed from the Company during fiscal year 2002 who received compensation in excess of $100,000 in fiscal year 2002 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Joel A. Ronning Chief Executive Officer; Member of the Office of the President	2002 2001 2000	$248,958 225,000 225,000	$372,000 363,750 112,500	(2) (3) (4)	— — —	200,000 1,000,000 200,000	$5,500 6,250 1,000
Gary V. Howorka, PhD(5) Chief Technology Officer	2002 2001 2000	200,000 200,000 95,513	— — 50,000		— — —	50,000 25,000 —	— — —

Jay A. Kerutis President, Software and Digital Commerce Services Division; Member of the Office of the President	2002 2001 2000	211,000 211,000 211,000	177,000 170,000 122,500	(2) (3) (4)	— — —	350,000 80,000 125,000	5,500 5,250 —
Carter D. Hicks(6) Chief Financial Officer	2002 2001 2000	181,250 139,500 8,557	— 49,705 —	(7)	— — —	120,000 87,500 —	5,562 5,312 —
Robert E. Strawman(8) Former Chief Financial Officer and Treasurer; Member of the Office of the President	2002 2001 2000	94,678 140,000 132,500	25,000 77,275 60,000	(9) (10) (4)	— — —	— 80,000 40,000	— 5,250 —

(1)
Represents insurance premiums paid by the Company with respect to insurance for the benefit of the Named Executive Officer's family. Also includes $5,250 attributable in fiscal year 2001 to Messrs. Ronning, Kerutis, Hicks and Strawman for 401(k) matching contributions by the Company and includes $5,500 attributable in fiscal year 2002 to Messrs. Ronning, Kerutis and Hicks for 401(k) matching contributions by the Company.

(2)
Paid in March 2003 for performance in 2002.

(3)
Paid in February 2002 for performance in 2001.

(4)
Paid in January 2001 for performance in 2000.

(5)
Mr. Howorka joined the Company in June 2000 as Chief Technology Officer.

(6)
Mr. Hicks was elected to the position of Chief Financial Officer in April 2002. He joined the Company in November 2000.

(7)
Paid in May 2002 for performance in 2001 related to performance as SVP Operations SDCS.

(8)
Mr. Strawman's employment with the Company terminated in April 2002.

(9)
Paid in April 2002 for performance in 2002. This amount represents an estimate of the bonus amount Mr. Strawman would otherwise have been entitled to for services provided in 2002 but for his resignation from the Company on April 15, 2002.

(10)
Includes $75,000 paid in February 2002 for performance in 2001.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1998 Stock Option Plan and its 1999 Stock Option Plan. As of March 21, 2003, options to purchase a total of 2,430,407 shares were outstanding under the 1998 Stock Option Plan and 157,955 shares remained available for grant thereunder. In addition, as of March 21, 2003, options to purchase a total of 4,121,335 shares were outstanding under the 1999 Stock Option Plan and 3,021,250 shares remained available for grant thereunder.

        The following table shows for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/Sh)(3)		Expiration Date
						5% ($)	10% ($)
Joel A. Ronning	200,000	8.7		$13.92	2/8/12	1,750,843	4,436,979
Gary V. Howorka, Ph.D.	50,000	2.2		$4.65	5/1/12	146,218	370,545
Jay A. Kerutis	100,000 250,000	15.2	$ $	13.92 5.01	2/8/12 4/17/12	875,421 787,691	2,218,490 1,996,162
Carter D. Hicks	120,000	5.2		$4.65	5/1/12	350,923	889,308
Robert E. Strawman	—	—		—	—	—	—

(1)
Stock options generally become exercisable at a rate of 6.25% at the three-month anniversary of the vesting commencement date and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)
Based on options to purchase 2,305,850 shares of the Company's common stock granted in the fiscal year ended December 31, 2002.

(3)
All options were granted at the fair market value of the Company's common stock on the date of grant.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future common stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last fiscal year, separately identifying the exercisable and unexercisable options.

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the Money Options at December 31, 2002(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joel A. Ronning	—	—	831,249	812,501	5,794,680	4,326,882
Gary V. Howorka, PhD	33,210	268,170	27,103	154,375	180,642	994,156
Jay A. Kerutis	—	—	295,712	259,288	1,922,790	1,257,585
Carter D. Hicks	21,875	360,746	24,375	161,250	222,917	1,267,086
Robert E. Strawman	78,000	438,543	24,375	—	—	—

(1)
The value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price.

(2)
The valuations are based on the fair market value of the Company's common stock on December 31, 2002 of $11.95 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

        In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company's Chief Executive Officer and a member of the Office of the President. The term of the employment agreement is for a period of two years (the "Expiration Date") with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning's compensation pursuant to the employment agreement consists of a base salary of $250,000. In 2002, Mr. Ronning's compensation also included a cash bonus equivalent to 149% of his base salary based on his and the Company's performance. In February 2003, Mr. Ronning was granted stock options to purchase an aggregate of 200,000 shares of the Company's common stock as part of his compensation. The options vest quarterly over four years. Future annual bonuses and stock option awards will be determined at the discretion of the Board. In the event of Mr. Ronning's termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. Mr. Ronning has also agreed not to compete with the Company in countries or territories where the Company conducts business for a period of 12 months following termination under certain circumstances.

        In April 2002, the Company's former Chief Financial Officer, Robert E. Strawman, resigned from the Company to pursue other opportunities. In connection with Mr. Strawman's resignation, the Company agreed to pay Mr. Strawman one-third of his estimated 2002 bonus for services he provided to the Company during 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Seegal. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

INTRODUCTION

        The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three directors who are not employees of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

PHILOSOPHY

        The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The policies, plans and programs are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All policies, plans and programs are reviewed at least annually to ensure they meet the current strategies and needs of the business.

COMPENSATION PLANS

        The Company's executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

BASE SALARY

        Base salary is targeted at the median level for emerging technology companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executives. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

        The Chief Executive Officer's base salary in 2003 did not increase from the prior year. This reflected the Committee's belief that Mr. Ronning's base salary was at a competitive level for similar technology companies.

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL INCENTIVES

        The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2002 was based on achieving certain revenue and earnings levels. The bonus of $372,000 paid to the Chief Executive Officer for 2002 was based on the pre-established performance goals as described.

EQUITY INCENTIVES

        Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Company's 1998 Stock Option Plan and the Company's 1999 Stock Option Plan (the "Option Plans"). The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value and have value only if the Company's stock price increases. Stock options generally vest over a four-year period. The Committee believes this element of the total compensation program directly links the executive's interests with those of the stockholders and the long-term performance of the Company.

        The Committee establishes the number and terms of options granted under the Option Plans. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The table on page 22 reflects the ownership position of the directors and executive officers at March 1, 2003. Outstanding performance by an individual executive officer is recognized through larger option grants.

        The Committee has delegated authority for granting certain options to a Stock Option Committee made up of the Company's Chief Executive Officer and President of its Software and Digital Commerce Services Division. All options granted by the Stock Option Committee require acknowledgement by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

        Out of a total of 2,305,850 options granted in 2002, executive officers of the Company received grants for 720,000 shares, or approximately 31% of the total options granted in 2002. The Committee reviewed Mr. Ronning's performance for 2002 and reviewed market data for similar technology companies. Based on his 2002 performance and market indicators, the Committee in February 2003 granted Mr. Ronning options to purchase 200,000 shares of common stock in the Company to bring him to competitive levels with chief executive officers of similar technology companies.

        The Committee believes that the programs described above provide compensation that is competitive with comparable emerging technology companies, link executive and stockholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value as a basis for determining the Company's ongoing compensation policies and practices.

COMPENSATION COMMITTEE

William J. Lansing, Chairman
Thomas F. Madison
Frederic M. Seegal

PERFORMANCE MEASUREMENT COMPARISON(1)

        The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date the Company's common stock began trading on the Nasdaq National Market) for (i) the Company's common stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"); (iii) the JP Morgan H&Q Technology Index; and (iv) the RDG Technology Composite Index. The JP Morgan H&Q Technology Index was composed of approximately 200 technology companies in the semiconductor, electronics, medical and related technology industries. As of February 28, 2002, this index was no longer available. The RDG Technology Composite Index, which has replaced the JP Morgan H&Q Technology Index, is composed of approximately 500 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
AMONG DIGITAL RIVER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q TECHNOLOGY INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*
$100 invested on 8/11/98 in stock or on 7/31/98 index-including reinvestment of dividends.
Fiscal year ending December 31.

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Digital River stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344 or contact our Investor Relations department at (952) 253-1234. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ CARTER D. HICKS CARTER D. HICKS SECRETARY
April 18, 2003

        A copy of the 2002 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at Investor Relations, Digital River, Inc., 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344. Copies may also be obtained without charge through the SEC's website at http://www.sec.gov.

APPENDIX A
DIGITAL RIVER, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

        The primary purpose of the Audit Committee shall be to act on behalf of the Company's Board of Directors in fulfilling the Board's oversight responsibilities with respect to the Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company's independent outside auditors. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the auditors and the Company's financial management.

COMPOSITION

        The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market applicable to Audit Committee members. To the extent mandated by the requirements of the Nasdaq National Market, at least one member of the Audit Committee shall be a "financial expert" within the meaning of such requirements. The members of the Audit Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Audit Committee shall be filled by the Board. The Committee's chairperson shall be designated by the Board or, if it does not do so, the Audit Committee members shall elect a chairperson by vote of a majority of the full Audit Committee.

MEETINGS AND MINUTES

        The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting will be prepared and distributed to each member of the Audit Committee, members of the Board who are not members of the Audit Committee and the Secretary of the Company. The Chairperson of the Audit Committee will report to the Board from time to time, or whenever so requested by the Board.

AUTHORITY

        The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company's expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to request that any of the Company's outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

        The primary responsibility of the Audit Committee shall be to oversee the Company's financial reporting process (including direct oversight of the auditors) on behalf of the Board and to report the results of these activities to the Board. The Audit Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Audit Committee's purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Audit Committee may

APPENDIX A-1

supplement or (except as otherwise required by law or the applicable rules of Nasdaq) deviate from these activities as appropriate under the circumstances:

          1.    To evaluate the performance of the Company's outside auditors, to consider their qualifications and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors, which retention shall be subject only to ratification by the Company's stockholders.

          2.    To review and approve the engagement of the outside auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

          3.    To review and approve the retention of the Company's outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

          4.    To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit as required by applicable law.

          5.    At least annually, to receive and review written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the auditors.

          6.    To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

          7.    To discuss with the outside auditors and management, as appropriate, the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether "passed" or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61.

          8.    To discuss with management and the outside auditors the results of the auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61. A member of the Committee may represent the entire Committee for purposes of this discussion.

          9.    To discuss with management and the outside auditors, as appropriate, the Company's disclosures contained in earnings press releases and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

          10.  To review with management and the outside auditors major issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

          11.  To review and discuss with management and the outside auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

APPENDIX A-2

          12.  To evaluate the cooperation received by the outside auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

          13.  To review with the outside auditors any management letter provided by the auditors and management's response, if any, to such letter.

          14.  To review with the outside auditors any communications between the audit team and the firm's national office with respect to issues presented by the engagement and to resolve any conflicts or disagreements between management and the outside auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts regarding financial reporting.

          15.  To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of financial reporting controls in effect (including any special audit steps taken in the event of material control deficiencies).

          16.  Periodically, to meet in separate sessions with the outside auditors and senior management to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee.

          17.  To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements and accounting policies.

          18.  To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          19.  To review with counsel, the outside auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company's financial statements, compliance programs and policies.

          20.  To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate.

          21.  To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          22.  To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          23.  To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the performance or independence of the Company's independent auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

          24.  To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee's responsibility to ensure that the financial statements are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

APPENDIX A-3

APPENDIX B
DIGITAL RIVER, INC.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

STATEMENT OF POLICY

        The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Digital River, Inc (the "Company") shall be to oversee all significant aspects of the Company's compensation policies, plans and programs, and to prepare and review the Committee report included in the Company's annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "SEC") in effect from time to time. The term "compensation" shall include salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements and other related benefits and benefit plans.

COMPOSITION

        The Committee shall consist of at least 2 members of the Board of Directors. All members of the Committee shall satisfy the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended from time to time ("Exchange Act"), and the independence requirements of The Nasdaq National Market ("Nasdaq") applicable to compensation committee members, as in effect from time to time, when and as required by Nasdaq. Two (2) of the members of the Committee shall satisfy the "non-employee director" standard within the meaning of Section 16b-3 of the Exchange Act and the "outside director" standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee's chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

MEETINGS AND MINUTES

        The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting will be prepared and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

AUTHORITY

        The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and consultants. Reasonable expenditures for external resources that the Committee deems necessary or appropriate in the performance of its duties are permitted, following consultation by the committee with senior management as appropriate.

RESPONSIBILITIES

        To implement the Committee's purpose of overseeing all significant aspects of the Company's compensation policies, plans and programs, the Committee shall be charged with the following duties and responsibilities. The Committee may supplement and deviate from these activities as appropriate under the circumstances:

          1.    Overall Compensation Strategy.    The Committee shall review, modify (as needed) and approve the overall compensation strategy and policies for the Company, including:

APPENDIX B-1

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    reviewing corporate performance goals and objectives relevant to the compensation of the Company's executive officers reviewing and advising the Board concerning regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of the Company's executive compensation programs among comparable companies in the Company's industry; and

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    reviewing the terms of any employment agreements, severance arrangements and change of control protections for the Company's executive officers.

          2.    Compensation of Chief Executive Officer.    The Committee shall review and approve, in its sole discretion, the compensation and other terms of employment of the Company's Chief Executive Officer and shall evaluate the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee should consider the Company's performance and relative stockholder return, the value of similar incentive awards given to chief executive officers of comparable companies, the awards given to the Company's Chief Executive Officer in past years, and such other criteria as the Committee deems advisable.

          3.    Compensation of Other Officers; Directors' Fees.    The Committee shall review and approve the corporate performance goals and objectives of the Company's other executive officers that are periodically established. The Committee shall review and approve the compensation and other terms of employment of these executive officers, taking into consideration actual performance against plan. The Committee shall discuss with senior management the amount of directors' fees for Board members, including retainer, Board meeting, committee and committee chair fees and stock option grants or awards for the purpose of forming a recommendation to the Board.

          4.    Director and Executive Officer Benefits.    With respect to directors and executive officers, the Committee shall review and approve grants and awards under the Company's stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs.

          5.    Succession Planning.    The Committee shall annually review and approve the Company's organizational structure, succession plans for executive officers and programs to encourage the development of individuals to assume positions of higher responsibility.

          6.    Proxy Statement Report.    The Committee shall prepare and review any report required by the applicable SEC rules and regulations to be included in the Company's annual proxy statement.

          7.    Committee Self-Assessment.    The Committee shall review, discuss and assess at least annually its own performance as well as the Committee's role and responsibilities as outlined in this Charter. The Committee shall submit any suggested changes to the Board for its consideration.

APPENDIX B-2

DIGITAL RIVER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS

Monday, May 19, 2003
3:30 p.m.

Radisson Plaza Hotel
35 South 7th Street
Minneapolis, Minnesota 55402

DIGITAL RIVER, INC. 9625 West 76th Street, Suite 150 Eden Prairie, MN 55344	proxy

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Monday, May 19, 2003 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the purposes stated on the reverse.

By signing the proxy, you revoke all prior proxies and appoint Joel Ronning and Carter Hicks, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY# CONTROL #

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (EDT) on May 16, 2003.
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You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/driv/—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (EDT) on May 16, 2003.
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You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Digital River, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR all Proposals.

1.	Election of directors:	01 William Lansing 02 Frederic Seegal	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

V Please fold here V

2.	To increase the number of shares available under the Company's 1998 Stock Option Plan from 3,983,333 shares to 5,983,333.	☐	For	☐	Against	☐	Abstain
3.	To increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 600,000 shares to 1,200,000 shares.	☐	For	☐	Against	☐	Abstain
4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	☐	For	☐	Against	☐	Abstain
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
PROPOSAL 2 INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 1998 STOCK OPTION PLAN
PROPOSAL 3 INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
PERFORMANCE MEASUREMENT COMPARISON(1)
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A DIGITAL RIVER, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX B DIGITAL RIVER, INC. CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS